UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 29, 2020 (September 28, 2020)

LIV CAPITAL ACQUISITION CORP.
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-39157	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Torre Virreyes Pedregal No. 24, Piso 6-601 Col. Molino del Rey México, CDMX	11040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +52 55 1100 2470

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	LIVK	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one Class A ordinary share at an exercise price of $11.50	LIVKW	The Nasdaq Stock Market LLC
Units, each consisting of one Class A ordinary share and one redeemable warrant	LIVKU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2020, Alejandro Jesus Perez Alvarez, Deputy Chief Executive Officer of LIV Capital Acquisition Corp. (the “Company”), notified the Company of his intent to resign, effective September 30, 2020.

Mr. Perez Alvarez’s decision to resign from the Company was not due to a disagreement on any matter related to the Company’s operations, policies or practices. Following Mr. Perez Alvarez’s resignation, the Company does not expect to appoint an interim or a successor Deputy Chief Executive Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2020

LIV CAPITAL ACQUISITION CORP.

By:	/s/ Luis Rodrigo Clemente Gamero
Luis Rodrigo Clemente Gamero
Chief Financial Officer and Secretary